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                                                                    EXHIBIT 23.3

                        Consent of Independent Auditors

The Board of Directors
Lantronix, Inc.


We consent to the incorporation by reference on Form S-8 of Lantronix, Inc. of our report dated August 13, 1997, relating to the consolidated statement of operations, stockholder's equity and cash flows of Lantronix, Inc. for the year ended June 30, 1997, included in the registration statement, which report appears in the Form S-1 of Lantronix, Inc. dated August 4, 2000.


                                                 KPMG LLP

Orange County, California
August 31, 2000